Exhibit 99.1

News Release	Williams Partners L.P. (NYSE: WPZ) One Williams Center Tulsa, OK 74172 800-600-3782 www.williams.com

DATE: Aug. 1, 2016

MEDIA CONTACT:	INVESTOR CONTACTS:
Keith Isbell (918) 573-7308	John Porter (918) 573-0797	Brett Krieg (918) 573-4614

Williams Partners Reports Strong Second Quarter 2016 Financial Results, Expects to Maintain

Current Cash Distribution Level Through 2017, Provides Financial Update and Announces Actions to

Strengthen Credit Profile and Fund Fee-based Growth Portfolio

•	Cash Flow from Operations is $741 Million for 2Q 2016; $1.665 Billion Year-to-Date, Up Approximately 12% over First Half 2015

•	Continued Strong Financial Performance; Significant Cost Reductions Achieved in 2Q

•	Expects to Maintain Quarterly Cash Distribution of $0.85 per Unit or $3.40 Annualized through 2017

•	Expects to Implement Distribution Reinvestment Program (DRIP)

•	Williams Intends to Reinvest Approximately $1.7 Billion into Williams Partners through 2017

•	Planned Asset Sale on Track to Close During the Second Half of 2016

•	Strengthening Credit Profile; Maintaining Commitment to Investment Grade Credit Ratings

TULSA, Okla. – Williams Partners L.P. (NYSE: WPZ) today reported second quarter 2016 financial results that included strong cash flow from operations and affirmed the partnership intends to maintain its quarterly cash distribution of $0.85 per unit, or $3.40 annualized, through 2017 with planned distribution growth beyond. Additionally, the partnership announced actions it is taking to strengthen its position as the premier provider of large-scale natural gas infrastructure by maintaining a healthy credit profile, increasing its financial flexibility and driving long-term growth.

Summary Financial Information	2Q		YTD
Amounts in millions, except per-unit amounts. Per unit amounts are reported on a diluted basis. All amounts are attributable to Williams Partners L.P.	2016	2015	2016	2015

GAAP Measures
Cash Flow from Operations	$741	$796	$1,665	$1,493
Net income (loss)	($90)	$300	($40)	$389
Net income (loss) per common unit	($0.49)	$0.14	($0.74)	($0.16)

Non-GAAP Measures (1)
Adjusted EBITDA	$1,065	$1,008	$2,125	$1,925
DCF attributable to partnership operations	$737	$701	$1,476	$1,347
Cash distribution coverage ratio	1.02	0.97	1.02	0.93

(1)	Adjusted EBITDA, distributable cash flow (DCF) and cash distribution coverage ratio are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.

Second Quarter 2016 Financial Results

Due primarily to a $341 million non-cash pre-tax impairment charge associated with held-for-sale Canadian operations, Williams Partners reported second quarter 2016 unaudited net loss of $90 million, a $390 million unfavorable change from second quarter 2015 net income. The decrease also reflects the absence of $126 million of Geismar insurance proceeds from the prior year and a $48 million impairment charge in 2016 related to a gathering system. These changes were partially offset by lower costs and expenses, as well as a foreign tax provision impact associated with the Canadian impairment charge.

Year-to-date Williams Partners reported unaudited net loss of $40 million, an unfavorable change of $429 million for the same six-month reporting period in 2015 due primarily to the items affecting the second quarter. The year-to-date decrease also reflects the first quarter impairment of certain equity-method investments and higher interest expense, partially offset by improved olefins margins and increased contributions from Discovery’s Keathley Canyon Connector.

Williams Partners reported second quarter 2016 Adjusted EBITDA of $1.065 billion, a $57 million increase over second quarter 2015. The increase is due primarily to $55 million lower G&A and operating expenses, despite additional assets being in service. Fee-based revenues, which were steady versus second quarter 2015, were impacted by a $34 million reduction at Gulfstar One resulting from a planned shutdown to connect the Gunflint tieback, partially offset by higher revenues from Transco expansion projects.

Year-to-date, Williams Partners reported Adjusted EBITDA of $2.125 billion, an increase of $200 million over the same six-month reporting period in 2015. The increase is due primarily to $75 million of higher olefins margins, $61 million of higher fee-based revenues, $61 million of lower operating and G&A expenses and $52 million of higher proportional EBITDA from joint ventures. Partially offsetting these increases were certain unfavorable items including a $15 million change in foreign currency exchange gains and losses.

Distributable Cash Flow and Distributions

For second quarter 2016, Williams Partners generated $737 million in distributable cash flow (DCF) attributable to partnership operations, compared with $701 million in DCF attributable to partnership operations for the same period last year. The $36 million increase in DCF for the quarter was driven by a $57 million increase in Adjusted EBITDA, partially offset by $38 million higher interest expense. The cash distribution coverage was 1.02x versus 0.97x in second quarter 2015.

Year-to-date, Williams Partners generated $1.476 billion in DCF, an increase of $129 million in DCF over the same six-month reporting period in 2015. The increase was due to a $200 million increase in Adjusted EBITDA partially offset by $75 million higher interest expense. The cash distribution coverage for the first six-month reporting period was 1.02x versus 0.93x for the same six-month period in 2015.

Williams Partners recently announced a regular quarterly cash distribution of $0.85 per unit for its common unitholders.

CEO Perspective

Alan Armstrong, chief executive officer of Williams Partners’ general partner, made the following comments:

“We own the premier natural gas focused asset base, and our strong performance in the second quarter once again demonstrates that our strategy positions Williams like no other company to benefit from growing natural gas demand. In fact, we currently have projects in negotiation or execution to add 7.6 Bcf per day of capacity to markets served by Transco through 2020, which amounts to 65 percent of Wood Mackenzie’s 5-year projected demand growth for natural gas along Transco’s corridor. In 2018, we expect to have twice as much fully-contracted capacity on Transco as we did in 2010. Quarter after quarter, the significant advantages of increased fee-based revenues are evident as we bring demand-driven projects into service. Additionally, as we execute on current projects, our assets continue to attract a steady number of requests for new market area capacity.

“Early in 2016 we embarked on several actions, including cost reduction initiatives, to address the realities of slower growth in key supply areas. We executed quickly on these actions and are already realizing the benefits of these efforts in the current quarter and expect additional traction in subsequent quarters.

“As we move forward, our organization is fully aligned, energized and focused on simplifying the way we operate and make decisions. We are committed to executing on our projects, lowering our overall risk, and driving stockholder value by delivering on our growth strategy and strengthening our balance sheet.”

Business Segment Performance

Williams Partners	Modified and Adjusted EBITDA
Amounts in millions	2Q 2016			2Q 2015			YTD 2016			YTD 2015
	Modified EBITDA	Adjust.	Adjusted EBITDA	Modified EBITDA	Adjust.	Adjusted EBITDA	Modified EBITDA	Adjust.	Adjusted EBITDA	Modified EBITDA	Adjust.	Adjusted EBITDA
Atlantic-Gulf	$357	$8	$365	$389	$—	$389	$733	$31	$764	$724	$—	$724
Central	134	112	246	160	72	232	291	181	472	293	157	450
NGL & Petchem Services	(261)	341	80	158	(125)	33	(208)	345	137	164	(124)	40
Northeast G&P	216	—	216	183	22	205	430	5	435	368	33	401
West	158	—	158	150	—	150	313	4	317	311	1	312
Other	—	—	—	13	(14)	(1)	—	—	—	10	(12)	(2)

Total	$604	$461	$1,065	$1,053	($45)	$1,008	$1,559	$566	$2,125	$1,870	$55	$1,925

Definitions of modified EBITDA and adjusted EBITDA and schedules reconciling these measures to net income are included in this news release.

Atlantic-Gulf

Atlantic-Gulf operating area includes the Transco interstate gas pipeline and a 41-percent interest in the Constitution interstate gas pipeline development project, which Williams Partners consolidates. The segment also includes the partnership’s significant natural gas gathering and processing and crude oil production and handling and transportation in the Gulf Coast region. These operations include a 51-percent consolidated interest in Gulfstar One, a 50-percent equity method interest in Gulfstream and a 60-percent equity-method interest in the Discovery pipeline and processing system.

Atlantic-Gulf reported Modified EBITDA of $357 million for second quarter 2016, compared with $389 million for second quarter 2015. The $32 million decrease is due primarily to $34 million lower fee-based revenues at Gulfstar One caused by a planned month-long shutdown to connect the Gunflint tieback, and other activity by producers on their wells partially offset by $17 million higher fee-based revenues in other areas – primarily from Transco’s new expansion projects. Results also reflect an increase in operating costs.

Year-to-date, Atlantic-Gulf reported Modified EBITDA of $733 million, an increase of $9 million over the same six-month reporting period in 2015. The increase was primarily due to $28 million higher proportional EBITDA from Discovery due to increased contributions from Keathley Canyon Connector and $55 million higher fee-based revenues on Transco primarily associated with expansion projects. These increases were partially offset by $41 million of lower fee-based revenues from Gulfstar One, primarily from the second quarter 2016 month-long shutdown to connect the Gunflint tieback and other activity by producers on their wells. Results were also unfavorably impacted by potential rate refunds associated with litigation, severance-related costs, and Constitution project development costs, all of which are excluded from Adjusted EBITDA.

Central

Central operating area includes operations that were previously part of the former Access Midstream segment located in Louisiana, Texas, Arkansas and Oklahoma. These operations became the Central operating area effective Jan. 1, 2016 and prior period segment disclosures have been recast to reflect this change. Central provides gathering, treating and compression services to producers under long-term, fee-based contracts. The segment also includes a non-operated 50 percent interest in the Delaware Basin gas gathering system in the Mid-Continent region.

The Central operating area reported Modified EBITDA of $134 million for second quarter 2016, a decrease of $26 million from second quarter 2015. The decrease is due primarily to a $48 million impairment charge related to a gathering system. The impairment was partially offset by lower operating and G&A expenses. The non-cash impairment charge is excluded from Adjusted EBITDA.

Year-to-date, the Central operating area reported Modified EBITDA of $291 million, a decrease of $2 million from the same six-month reporting period in 2015. The decrease was primarily due to the previously mentioned impairment charge, partially offset by lower operating and G&A expenses due to cost reduction efforts and the absence of certain merger and transition costs in the prior year. Adjusted EBITDA improved by $22 million, excluding the impairment charge and benefits from the absence of prior year merger and transition costs.

NGL & Petchem Services

NGL & Petchem Services operating area includes an 88.5 percent interest in an olefins production facility in Geismar, La., along with a refinery grade propylene splitter and pipelines in the Gulf Coast region. This segment also includes midstream operations in Alberta, Canada, along with an oil sands offgas processing plant near Fort McMurray, 261 miles of NGL and olefins pipelines and an NGL/olefins fractionation facility at Redwater. This segment also includes the partnership’s energy commodities marketing business, an NGL fractionator and storage facilities near Conway, Kan. and a 50-percent equity-method interest in Overland Pass Pipeline.

NGL & Petchem Services operating area reported Modified EBITDA of ($261) million for second quarter 2016, compared with Modified EBITDA of $158 million for second quarter 2015. The $419 million decrease was due primarily to the previously discussed impairment charge associated with Canadian operations and absence in second quarter 2016 of the $126 million business interruption proceeds, partially offset by higher fee-based revenues and olefins margins. Geismar olefins margins for second quarter 2016 were favorable by $12 million, reflecting strong operational production levels negatively impacted by lower ethylene prices. Adjusted EBITDA, which excludes the impact of the impairment charge and insurance proceeds, increased by $47 million reflecting the higher fee-based revenues and olefins margins.

Year-to-date, NGL & Petchem Services operating area reported Modified EBITDA of ($208) million compared with $164 million during the same six-month reporting period in 2015. The decrease was due primarily to the previously discussed impairment charge and absence in second quarter 2016 of the $126 million business interruption proceeds and $15 million of unfavorable foreign exchange activity related to the partnership’s Canadian business. Partially offsetting these unfavorable items were $72 million favorable olefins margins at Geismar and $30 million favorable fee-based revenues due primarily to new fees associated with Williams’ Canadian offgas processing plant that came online in first quarter 2016 at CNRL’s upgrader. Adjusted EBITDA, which excludes the impairment charge and insurance proceeds, increased by $97 million.

Northeast G&P

Northeast G&P operating area now includes the Marcellus South, Bradford and Utica midstream gathering and processing operations that were within the former Access Midstream segment. These operations became part of Northeast G&P effective Jan. 1, 2016 and prior period segment disclosures have been recast to reflect this change. Northeast G&P also includes the Susquehanna Supply Hub and Ohio Valley Midstream, as well as its 69-percent equity investment in Laurel Mountain Midstream, and its 58.4-percent equity investment in Caiman Energy II. Caiman Energy II owns a 50 percent interest in Blue Racer Midstream.

Northeast G&P operating area reported Modified EBITDA of $216 million for second quarter 2016, compared with $183 million for second quarter 2015. The quarter to quarter increase was due primarily to $25 million lower operating and G&A expenses and the absence of $20 million in certain asset impairment charges recorded in second quarter 2015. Adjusted EBITDA increased by $11 million and excludes the prior year impairments.

Year-to-date, Northeast G&P operating area reported Modified EBITDA of $430 million, an increase of $62 million over the same six-month reporting period in 2015. The increase is due primarily to lower operating and G&A expenses, increased proportional Modified EBITDA of equity-method investments, higher fee-based revenues, and the absence of certain 2015 impairment charges. Adjusted EBITDA increased by $34 million and excludes the prior year impairment charges.

West

West operating area includes the partnership’s Northwest Pipeline interstate gas pipeline system, as well as gathering, processing and treating operations in Wyoming, the Piceance Basin and the Four Corners area.

West operating area reported Modified EBITDA of $158 million for second quarter 2016 compared with $150 million for second quarter 2015. The $8 million increase was due primarily to lower operating and G&A expenses.

Year-to-date, the West operating area reported Modified EBITDA of $313 million compared with $311 million over the same six-month reporting period in 2015. The increase was due primarily to lower operating and G&A expenses. Year-to-date, the West operating area reported Adjusted EBITDA of $317 million compared with Adjusted EBITDA of $312 million over the same six-month reporting period in 2015.

Williams Partners Expects to Implement Distribution Reinvestment Program (DRIP) in Third Quarter 2016; Williams Intends to Reinvest Approximately $1.7 Billion into Williams Partners through 2017

Williams Partners and Williams announced immediate measures designed to enhance value, strengthen Williams Partners’ credit profile and fund the development of a significant portfolio of fee-based growth projects at Williams Partners, while maintaining flexibility to review financial and operational plans.

Williams intends to reinvest approximately $1.7 billion into Williams Partners through 2017.

Williams plans to reinvest $500 million into Williams Partners in 2016 including $250 million in the third quarter via a private purchase of common units with the balance reinvested in the fourth quarter via the DRIP. An additional $1.2 billion is planned to be reinvested in 2017 via the DRIP.

The DRIP is expected to be activated in the third quarter of 2016 and available for the quarterly cash distribution that will be paid to limited partners in November of 2016. Williams Partners expects the DRIP will enable limited partner unitholders to reinvest all or a portion of the quarterly cash distributions they would receive from their ownership of limited partner units to purchase common units.

Ongoing Initiatives Continue to Strengthen Williams Partners’ Credit Profile

In addition to the implementation of the DRIP program, the partnership confirmed that:

•

Williams and Williams Partners expect to finalize the agreement on the sale of their Canadian business during the third quarter of 2016, with expected combined proceeds in excess of $1 billion, with Williams Partners’ share in excess of $800 million, further reducing external capital-funding needs;

•

Williams Partners continues to make significant progress on its ongoing cost reduction program, with $55 million in lower adjusted costs for second quarter 2016 versus the prior year period despite additional assets being in service; additional cost-savings initiatives are expected in the balance of the year;

•

Williams Partners plans to access the public equity market via Williams Partners’ ATM program or other means and may access the public debt market as needed while maintaining investment grade credit metrics.

Guidance

Current guidance for 2016 is set out in the following table:

Williams Partners	2016	Williams Partners	2016	2017
(Amount in billions)		(Amount in billions)

Net income	$0.9	Growth Capital & Investment Expenditures	$1.9	$3.1
Adjusted EBITDA (1)	$4.3	Growth Capital for Transco (2)	$1.3	$2.4
Distributable Cash Flow (1)	$2.8

(1)	Adjusted EBITDA and Distributable Cash Flow are non-GAAP measures; reconcilations to the most relevant measures are attached in this news release.

(2)	The numbers listed reflect 68% of total growth capex in 2016 and 77% of total growth capex in 2017.

Second-Quarter 2016 Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow

Williams Partners’ second quarter 2016 financial results package will be posted shortly at www.williams.com.

Williams and Williams Partners plan to jointly host a Q&A live webcast on Tuesday, Aug. 2 at 9:30 a.m. EDT. A limited number of phone lines will be available at 800-723-6604. International callers should dial 785-830-7977. The conference ID is 4335926. A link to the webcast, as well as replays of the webcast in both streaming and downloadable podcast formats, will be available for two weeks following the event at www.williams.com.

Form 10-Q

The company plans to file its second quarter 2016 Form 10-Q with the Securities and Exchange Commission this week. Once filed, the document will be available on both SEC and Williams websites.

Definitions of Non-GAAP Measures

This news release may include certain financial measures – adjusted EBITDA, distributable cash flow and cash distribution coverage ratio – that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.

Our segment performance measure, modified EBITDA, is defined as net income (loss) before income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of modified EBITDA of equity-method investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations and may include assumed business interruption insurance related to the Geismar plant. Management believes these measures provide investors meaningful insight into results from ongoing operations.

We define distributable cash flow as adjusted EBITDA less maintenance capital expenditures, cash portion of interest expense, income attributable to noncontrolling interests and cash income taxes, plus WPZ restricted stock unit non-cash compensation expense and certain other adjustments that management believes affects the comparability of results. Adjustments for maintenance capital expenditures and cash portion of interest expense include our proportionate share of these items of our equity-method investments.

We also calculate the ratio of distributable cash flow to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of distributable cash flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income (loss).

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating.

Neither adjusted EBITDA nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams Partners

Williams Partners (NYSE: WPZ) is an industry-leading, large-cap natural gas infrastructure master limited partnership with a strong growth outlook and major positions in key U.S. supply basins and also in Canada. Williams Partners has operations across the natural gas value chain from gathering, processing and interstate transportation of natural gas and natural gas liquids to petchem production of ethylene, propylene and other olefins. Williams Partners owns and operates more than 33,000 miles of pipelines system wide – including the nation’s largest volume and fastest growing pipeline – providing natural gas for clean-power generation, heating and industrial use. Williams Partners’ operations touch approximately 30 percent of U.S. natural gas. Tulsa, Okla.-based Williams (NYSE: WMB), a premier provider of large-scale North American natural gas infrastructure, owns 60 percent of Williams Partners, including all of the 2 percent general-partner interest. www.williams.com

Forward-Looking Statements

The reports, filings, and other public announcements of Williams Partners L.P. (WPZ) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act) and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters.

All statements, other than statements of historical facts, included in this report that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

Expected levels of cash distributions with respect to general partner interests, incentive distribution rights and limited partner interests;

Our and our affiliates’ future credit ratings;

Amounts and nature of future capital expenditures;

Expansion of our business and operations;

Financial condition and liquidity;

Business strategy;

Cash flow from operations or results of operations;

Seasonality of certain business components;

Natural gas, natural gas liquids, and olefins prices, supply, and demand;

Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

Whether we have sufficient cash from operations to enable us to pay current and expected levels of cash distributions, if any, following the establishment of cash reserves and payment of fees and expenses, including payments to our general partner;

Whether we will be able to effectively execute our financing plan including the establishment of a distribution reinvestment plan (DRIP) and the receipt of anticipated levels of proceeds from planned asset sales;

Availability of supplies, including lower than anticipated volumes from third parties served by our midstream business, and market demand;

Volatility of pricing including the effect of lower than anticipated energy commodity prices and margins;

Inflation, interest rates, fluctuation in foreign exchange rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

The strength and financial resources of our competitors and the effects of competition;

Whether we are able to successfully identify, evaluate and timely execute our capital projects and other investment opportunities in accordance with our forecasted capital expenditures budget;

Our ability to successfully expand our facilities and operations;

Development of alternative energy sources;

Availability of adequate insurance coverage and the impact of operational and developmental hazards and unforeseen interruptions; The impact of existing and future laws, regulations, the regulatory environment, environmental liabilities, and litigation as well as our ability to obtain permits and achieve favorable rate proceeding outcomes;

Williams’ costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

Our allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by our affiliates;

Changes in maintenance and construction costs;

Changes in the current geopolitical situation;

Our exposure to the credit risk of our customers and counterparties;

Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally-recognized credit rating agencies and the availability and cost of capital;

The amount of cash distributions from, and capital requirements of, our investments and joint ventures in which we participate;

Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

Acts of terrorism, including cybersecurity threats and related disruptions;

Additional risks described in our filings with the SEC.

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Limited partner units are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. You should carefully consider the risk factors discussed below in addition to the other information in this report. If any of the following risks were actually to occur, our business, results of operations and financial condition could be materially adversely affected. In that case, we might not be able to pay distributions on our common units, the trading price of our common units could decline, and unitholders could lose all or part of their investment.

Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K filed with the SEC on February 26, 2016 and in Part II, Item 1A. Risk Factors in our Quarterly Reports on Form 10-Q available from our office or from our website at www.williams.com

# # #

Williams Partners L.P.

Reconciliation of Non-GAAP Measures

(UNAUDITED)

	2015					2016
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Williams Partners L.P.
Reconciliation of GAAP “Net Income (Loss)” to Non-GAAP “Modified EBITDA”, “Adjusted EBITDA”, and “Distributable cash flow”
Net income (loss)	$112	$332	$(167)	$(1,635)	$(1,358)	$79	$(77)	$2
Provision (benefit) for income taxes	3	—	1	(3)	1	1	(80)	(79)
Interest expense	192	203	205	211	811	229	231	460
Equity (earnings) losses	(51)	(93)	(92)	(99)	(335)	(97)	(101)	(198)
Impairment of equity-method investments	—	—	461	898	1,359	112	—	112
Other investing (income) loss	(1)	—	—	(1)	(2)	—	(1)	(1)
Proportional Modified EBITDA of equity-method investments	136	183	185	195	699	189	191	380
Impairment of goodwill	—	—	—	1,098	1,098	—	—	—
Depreciation and amortization expenses	419	419	423	441	1,702	435	432	867
Accretion for asset retirement obligations associated with nonregulated operations	7	9	5	7	28	7	9	16

Modified EBITDA	817	1,053	1,021	1,112	4,003	955	604	1,559
Adjustments
Estimated minimum volume commitments	55	55	65	(175)	—	60	64	124
Severance and related costs	—	—	—	—	—	25	—	25
Potential rate refunds associated with rate case litigation	—	—	—	—	—	15	—	15
Merger and transition related expenses	32	14	2	2	50	5	—	5
Constitution Pipeline project development costs	—	—	—	—	—	—	8	8
Share of impairment at equity-method investment	8	1	17	7	33	—	—	—
Geismar Incident adjustment for insurance and timing	—	(126)	—	—	(126)	—	—	—
Loss related to Geismar Incident	1	1	—	—	2	—	—	—
Impairment of certain assets	3	24	2	116	145	—	389	389
Loss (recovery) related to Opal incident	1	—	(8)	1	(6)	—	—	—
Gain on extinguishment of debt	—	(14)	—	—	(14)	—	—	—
Expenses associated with strategic alternatives	—	—	1	1	2	—	—	—

Total EBITDA adjustments	100	(45)	79	(48)	86	105	461	566

Adjusted EBITDA	917	1,008	1,100	1,064	4,089	1,060	1,065	2,125
Maintenance capital expenditures (1)	(54)	(80)	(114)	(114)	(362)	(58)	(75)	(133)
Interest expense (cash portion) (2)	(204)	(207)	(219)	(214)	(844)	(241)	(245)	(486)
Cash taxes	(1)	—	—	—	(1)	—	—	—
Income attributable to noncontrolling interests (3)	(23)	(32)	(27)	(29)	(111)	(29)	(13)	(42)
WPZ restricted stock, unit non-cash compensation	7	6	7	7	27	7	5	12
Plymouth incident adjustment	4	6	7	4	21	—	—	—

Distributable cash flow attributable to Partnership Operations	646	701	754	718	2,819	739	737	1,476

Total cash distributed (4)	$725	$723	$723	$725	$2,896	$725	$725	$1,450

Coverage ratios:
Distributable cash flow attributable to partnership operations divided by Total cash distributed	0.89	0.97	1.04	0.99	0.97	1.02	1.02	1.02

Net income (loss) divided by Total cash distributed	0.15	0.46	(0.23)	(2.26)	(0.47)	0.11	(0.11)	0.00

Notes:

(1)	Includes proportionate share of maintenance capital expenditures of equity investments.

(2)	Includes proportionate share of interest expense of equity investments.

(3)	Income attributable to noncontrolling interests for the fourth quarter 2015 excludes allocable share of impairment of goodwill.

(4)	In order to exclude the impact of the IDR waiver associated with the WPZ merger termination fee from the determination of coverage ratios, cash distributions have been increased for the 2015 third quarter, fourth quarter, and year by $209 million, $209 million, and $418 million, respectively, and by $10 million in the first quarter of 2016.

Williams Partners L.P.

Reconciliation of Non-GAAP “Modified EBITDA” to Non-GAAP “Adjusted EBITDA”

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Modified EBITDA:
Central	$133	$160	$163	$384	$840	$157	$134	$291
Northeast G&P	185	183	189	196	753	214	216	430
Atlantic-Gulf	335	389	414	385	1,523	376	357	733
West	161	150	169	77	557	155	158	313
NGL & Petchem Services	6	158	85	72	321	53	(261)	(208)
Other	(3)	13	1	(2)	9	—	—	—

Total Modified EBITDA	$817	$1,053	$1,021	$1,112	$4,003	$955	$604	$1,559

Adjustments:
Central
Estimated minimum volume commitments	$55	$55	$65	$(175)	$—	$60	$64	$124
Severance and related costs	—	—	—	—	—	6	—	6
ACMP Merger and transition costs	30	14	2	2	48	3	—	3
Impairment of certain assets	—	3	—	8	11	—	48	48

Total Central adjustments	85	72	67	(165)	59	69	112	181
Northeast G&P
Severance and related costs	—	—	—	—	—	3	—	3
Share of impairment at equity-method investments	8	1	17	7	33	—	—	—
ACMP Merger and transition costs	—	—	—	—	—	2	—	2
Impairment of certain assets	3	21	2	6	32	—	—	—

Total Northeast G&P adjustments	11	22	19	13	65	5	—	5
Atlantic-Gulf
Potential rate refunds associated with rate case litigation	—	—	—	—	—	15	—	15
Severance and related costs	—	—	—	—	—	8	—	8
Constitution Pipeline project development costs	—	—	—	—	—	—	8	8
Impairment of certain assets	—	—	—	5	5	—	—	—

Total Atlantic-Gulf adjustments	—	—	—	5	5	23	8	31
West
Severance and related costs	—	—	—	—	—	4	—	4
Impairment of certain assets	—	—	—	97	97	—	—	—
Loss (recovery) related to Opal incident	1	—	(8)	1	(6)	—	—	—

Total West adjustments	1	—	(8)	98	91	4	—	4
NGL & Petchem Services
Severance and related costs	—	—	—	—	—	4	—	4
Loss related to Geismar Incident	1	1	—	—	2	—	—	—
Impairment of certain assets	—	—	—	—	—	—	341	341
Geismar Incident adjustment for insurance and timing	—	(126)	—	—	(126)	—	—	—

Total NGL & Petchem Services adjustments	1	(125)	—	—	(124)	4	341	345
Other
ACMP Merger-related expenses	2	—	—	—	2	—	—	—
Expenses associated with strategic alternatives	—	—	1	1	2	—	—	—
Gain on extinguishment of debt	—	(14)	—	—	(14)	—	—	—

Total Other adjustments	2	(14)	1	1	(10)	—	—	—

Total Adjustments	$100	$(45)	$79	$(48)	$86	$105	$461	$566

Adjusted EBITDA:
Central	$218	$232	$230	$219	$899	$226	$246	$472
Northeast G&P	196	205	208	209	818	219	216	435
Atlantic-Gulf	335	389	414	390	1,528	399	365	764
West	162	150	161	175	648	159	158	317
NGL & Petchem Services	7	33	85	72	197	57	80	137
Other	(1)	(1)	2	(1)	(1)	—	—	—

Total Adjusted EBITDA	$917	$1,008	$1,100	$1,064	$4,089	$1,060	$1,065	$2,125

Williams Partners L.P.

Reconciliation of Non-GAAP Measures

(UNAUDITED)

(Dollars in billions)		2016 Guidance
Williams Partners L.P.
Reconciliation of GAAP “Net Income (Loss)” to Non-GAAP “Modified EBITDA”, “Adjusted EBITDA” and “Distributable cash flow”
Net income (loss)		$0.9
Provision (benefit) for income taxes		(0.1)
Interest expense		0.9
Equity (earnings) losses		(0.4)
Impairment of equity-method investments		0.1
Proportional Modified EBITDA of equity-method investments		0.7
Depreciation and amortization expenses and accretion for asset retirement obligations		1.8

Modified EBITDA		3.9
Adjustments:
Severance and related costs	$0.025
Potential rate refunds associated with rate case litigation	0.015
Merger and transition related expenses	0.005
Constitution Pipeline project development costs	0.008
Impairment of certain assets	0.389

Total EBITDA adjustments		0.4

Adjusted EBITDA		4.3
Maintenance capital expenditures (1)		(0.4)
Interest expense (cash portion) (2)		(1.0)
Income attributable to noncontrolling interests, cash taxes and other		(0.1)

Distributable cash flow attributable to Partnership Operations		$2.8

Notes:

(1)	Includes proportionate share of maintenance capital expenditures of equity-method investments.

(2)	Includes proportionate share of interest expense of equity-method investments.

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

June 30, 2016

Williams Partners L.P.

Reconciliation of Non-GAAP Measures

(UNAUDITED)

	2015					2016
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Williams Partners L.P.
Reconciliation of GAAP “Net Income (Loss)” to Non-GAAP “Modified EBITDA”, “Adjusted EBITDA”, and “Distributable cash flow”
Net income (loss)	$112	$332	$(167)	$(1,635)	$(1,358)	$79	$(77)	$2
Provision (benefit) for income taxes	3	—	1	(3)	1	1	(80)	(79)
Interest expense	192	203	205	211	811	229	231	460
Equity (earnings) losses	(51)	(93)	(92)	(99)	(335)	(97)	(101)	(198)
Impairment of equity-method investments	—	—	461	898	1,359	112	—	112
Other investing (income) loss	(1)	—	—	(1)	(2)	—	(1)	(1)
Proportional Modified EBITDA of equity-method investments	136	183	185	195	699	189	191	380
Impairment of goodwill	—	—	—	1,098	1,098	—	—	—
Depreciation and amortization expenses	419	419	423	441	1,702	435	432	867
Accretion for asset retirement obligations associated with nonregulated operations	7	9	5	7	28	7	9	16

Modified EBITDA	817	1,053	1,021	1,112	4,003	955	604	1,559
Adjustments
Estimated minimum volume commitments	55	55	65	(175)	—	60	64	124
Severance and related costs	—	—	—	—	—	25	—	25
Potential rate refunds associated with rate case litigation	—	—	—	—	—	15	—	15
Merger and transition related expenses	32	14	2	2	50	5	—	5
Constitution Pipeline project development costs	—	—	—	—	—	—	8	8
Share of impairment at equity-method investment	8	1	17	7	33	—	—	—
Geismar Incident adjustment for insurance and timing	—	(126)	—	—	(126)	—	—	—
Loss related to Geismar Incident	1	1	—	—	2	—	—	—
Impairment of certain assets	3	24	2	116	145	—	389	389
Loss (recovery) related to Opal incident	1	—	(8)	1	(6)	—	—	—
Gain on extinguishment of debt	—	(14)	—	—	(14)	—	—	—
Expenses associated with strategic alternatives	—	—	1	1	2	—	—	—

Total EBITDA adjustments	100	(45)	79	(48)	86	105	461	566

Adjusted EBITDA	917	1,008	1,100	1,064	4,089	1,060	1,065	2,125
Maintenance capital expenditures (1)	(54)	(80)	(114)	(114)	(362)	(58)	(75)	(133)
Interest expense (cash portion) (2)	(204)	(207)	(219)	(214)	(844)	(241)	(245)	(486)
Cash taxes	(1)	—	—	—	(1)	—	—	—
Income attributable to noncontrolling interests (3)	(23)	(32)	(27)	(29)	(111)	(29)	(13)	(42)
WPZ restricted stock unit non-cash compensation	7	6	7	7	27	7	5	12
Plymouth incident adjustment	4	6	7	4	21	—	—	—

Distributable cash flow attributable to Partnership Operations	646	701	754	718	2,819	739	737	1,476

Total cash distributed (4)	$725	$723	$723	$725	$2,896	$725	$725	$1,450

Coverage ratios:
Distributable cash flow attributable to partnership operations divided by Total cash distributed	0.89	0.97	1.04	0.99	0.97	1.02	1.02	1.02

Net income (loss) divided by Total cash distributed	0.15	0.46	(0.23)	(2.26)	(0.47)	0.11	(0.11)	0.00

Notes:	(1)	Includes proportionate share of maintenance capital expenditures of equity investments.

	(2)	Includes proportionate share of interest expense of equity investments.

	(3)	Income attributable to noncontrolling interests for the fourth quarter 2015 excludes allocable share of impairment of goodwill.

	(4)	In order to exclude the impact of the IDR waiver associated with the WPZ merger termination fee from the determination of coverage ratios, cash distributions have been increased for the 2015 third quarter, fourth quarter, and year by $209 million, $209 million, and $418 million, respectively, and by $10 million in the first quarter of 2016.

Williams Partners L.P.

Reconciliation of Non-GAAP “Modified EBITDA” to Non-GAAP “Adjusted EBITDA”

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Modified EBITDA:
Central	$133	$160	$163	$384	$840	$157	$134	$291
Northeast G&P	185	183	189	196	753	214	216	430
Atlantic-Gulf	335	389	414	385	1,523	376	357	733
West	161	150	169	77	557	155	158	313
NGL & Petchem Services	6	158	85	72	321	53	(261)	(208)
Other	(3)	13	1	(2)	9	—	—	—

Total Modified EBITDA	$817	$1,053	$1,021	$1,112	$4,003	$955	$604	$1,559

Adjustments:
Central
Estimated minimum volume commitments	$55	$55	$65	$(175)	$—	$60	$64	$124
Severance and related costs	—	—	—	—	—	6	—	6
ACMP Merger and transition costs	30	14	2	2	48	3	—	3
Impairment of certain assets	—	3	—	8	11	—	48	48

Total Central adjustments	85	72	67	(165)	59	69	112	181
Northeast G&P
Severance and related costs	—	—	—	—	—	3	—	3
Share of impairment at equity-method investments	8	1	17	7	33	—	—	—
ACMP Merger and transition costs	—	—	—	—	—	2	—	2
Impairment of certain assets	3	21	2	6	32	—	—	—

Total Northeast G&P adjustments	11	22	19	13	65	5	—	5
Atlantic-Gulf
Potential rate refunds associated with rate case litigation	—	—	—	—	—	15	—	15
Severance and related costs	—	—	—	—	—	8	—	8
Constitution Pipeline project development costs	—	—	—	—	—	—	8	8
Impairment of certain assets	—	—	—	5	5	—	—	—

Total Atlantic-Gulf adjustments	—	—	—	5	5	23	8	31
West
Severance and related costs	—	—	—	—	—	4	—	4
Impairment of certain assets	—	—	—	97	97	—	—	—
Loss (recovery) related to Opal incident	1	—	(8)	1	(6)	—	—	—

Total West adjustments	1	—	(8)	98	91	4	—	4
NGL & Petchem Services
Severance and related costs	—	—	—	—	—	4	—	4
Loss related to Geismar Incident	1	1	—	—	2	—	—	—
Impairment of certain assets	—	—	—	—	—	—	341	341
Geismar Incident adjustment for insurance and timing	—	(126)	—	—	(126)	—	—	—

Total NGL & Petchem Services adjustments	1	(125)	—	—	(124)	4	341	345
Other
ACMP Merger-related expenses	2	—	—	—	2	—	—	—
Expenses associated with strategic alternatives	—	—	1	1	2	—	—	—
Gain on extinguishment of debt	—	(14)	—	—	(14)	—	—	—

Total Other adjustments	2	(14)	1	1	(10)	—	—	—

Total Adjustments	$100	$(45)	$79	$(48)	$86	$105	$461	$566

Adjusted EBITDA:
Central	$218	$232	$230	$219	$899	$226	$246	$472
Northeast G&P	196	205	208	209	818	219	216	435
Atlantic-Gulf	335	389	414	390	1,528	399	365	764
West	162	150	161	175	648	159	158	317
NGL & Petchem Services	7	33	85	72	197	57	80	137
Other	(1)	(1)	2	(1)	(1)	—	—	—

Total Adjusted EBITDA	$917	$1,008	$1,100	$1,064	$4,089	$1,060	$1,065	$2,125

Williams Partners L.P.

Consolidated Statement of Income (Loss)

(UNAUDITED)

	2015					2016
(Dollars in millions, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Service revenues	$1,192	$1,231	$1,232	$1,480	$5,135	$1,226	$1,210	$2,436
Product sales	519	599	560	518	2,196	428	520	948

Total revenues	1,711	1,830	1,792	1,998	7,331	1,654	1,730	3,384
Costs and expenses:
Product costs	463	494	426	396	1,779	317	393	710
Operating and maintenance expenses	380	431	394	420	1,625	382	386	768
Depreciation and amortization expenses	419	419	423	441	1,702	435	432	867
Selling, general, and administrative expenses	193	164	156	171	684	181	139	320
Impairment of goodwill	—	—	—	1,098	1,098	—	—	—
Net insurance recoveries – Geismar Incident	—	(126)	—	—	(126)	—	—	—
Impairment of long-lived assets	3	24	2	116	145	6	396	402
Other (income) expense – net	14	14	5	8	41	24	24	48

Total costs and expenses	1,472	1,420	1,406	2,650	6,948	1,345	1,770	3,115

Operating income (loss)	239	410	386	(652)	383	309	(40)	269

Equity earnings (losses)	51	93	92	99	335	97	101	198
Impairment of equity-method investments	—	—	(461)	(898)	(1,359)	(112)	—	(112)
Other investing income (loss) – net	1	—	—	1	2	—	1	1
Interest incurred	(209)	(215)	(216)	(224)	(864)	(240)	(239)	(479)
Interest capitalized	17	12	11	13	53	11	8	19
Other income (expense) – net	16	32	22	23	93	15	12	27

Income (loss) before income taxes	115	332	(166)	(1,638)	(1,357)	80	(157)	(77)
Provision (benefit) for income taxes	3	—	1	(3)	1	1	(80)	(79)

Net income (loss)	112	332	(167)	(1,635)	(1,358)	79	(77)	2
Less: Net income attributable to noncontrolling interests	23	32	27	9	91	29	13	42

Net income (loss) attributable to controlling interests	$89	$300	$(194)	$(1,644)	$(1,449)	$50	$(90)	$(40)

Allocation of net income (loss) for calculation of earnings per common unit:
Net income (loss) attributable to controlling interests	$89	$300	$(194)	$(1,644)	$(1,449)	$50	$(90)	$(40)
Allocation of net income (loss) to general partner	195	216	1	(28)	384	202	207	409
Allocation of net income (loss) to Class B units (1)	(2)	1	(5)	(39)	(46)	(4)	(8)	(12)
Allocation of net income (loss) to Class D units	68	—	—	—	68	—	—	—

Allocation of net income (loss) to common units (1)	$(172)	$83	$(190)	$(1,577)	$(1,855)	$(148)	$(289)	$(437)

Diluted earnings (loss) per common unit:
Net income (loss) per common unit (1)	$(.34)	$.14	$(0.32)	$(2.68)	$(3.27)	$(.25)	$(.49)	$(.74)
Weighted average number of common units outstanding (thousands)	507,001	587,088	586,722	587,581	567,275	588,562	588,607	588,585
Cash distributions per common unit	$.85	$.85	$.85	$.85	$3.40	$.85	$.85	$1.70

(1)	The sum for the quarters may not equal the total for the year due to timing of unit issuances.

Williams Partners L.P.

Central

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Service revenues:
Nonregulated gathering & processing fee-based revenue	$242	$247	$256	$486	1,231	$240	$243	$483
Other fee revenues	10	18	14	14	56	15	15	$30

	252	265	270	500	1,287	255	258	513
Intrasegment eliminations	—	—	—	—	—	—	—	—

Total revenues	252	265	270	500	1,287	255	258	513
Segment costs and expenses:
Other segment costs and expenses (1)	127	112	116	117	472	108	88	196
Impairment of long-lived assets	—	3	—	8	11	(1)	48	47
Intrasegment eliminations	—	—	—	—	—	—	—	—

Total segment costs and expenses	127	115	116	125	483	107	136	243
Proportional Modified EBITDA of equity-method investments	8	10	9	9	36	9	12	21

Modified EBITDA	133	160	163	384	840	157	134	291
Adjustments	85	72	67	(165)	59	69	112	181

Adjusted EBITDA	$218	$232	$230	$219	$899	$226	$246	$472

Operating statistics
Gathering and Processing
Gathering volumes (Bcf per day) – Consolidated (2)	2.60	2.71	2.63	2.44	2.59	2.43	2.50	2.46

(1)	Includes operating expenses, general and administrative expenses, and other income or expenses.

(2)	Excludes volumes associated with equity-method investments that are not consolidated in our results.

Williams Partners L.P.

Northeast G&P

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Service revenues:
Nonregulated gathering and processing fee-based revenue	$188	$183	$170	$183	$724	$186	$182	$368
Other fee revenues	8	33	25	20	86	26	29	55
Product sales:
NGL sales from gas processing	2	3	3	3	11	4	3	7
Marketing sales	36	32	23	25	116	20	30	50
Other sales	—	—	—	—	—	—	—	—

	234	251	221	231	937	236	244	480
Intrasegment eliminations	—	—	—	—	—	(1)	(3)	(4)

Total revenues	234	251	221	231	937	235	241	476
Segment costs and expenses:
NGL cost of goods sold	1	1	—	2	4	1	2	3
Marketing cost of goods sold	36	32	25	24	117	20	32	52
Other segment costs and expenses (1)	85	108	86	101	380	94	86	180
Impairment of long-lived assets	3	21	2	6	32	4	4	8
Intrasegment eliminations	—	—	—	—	—	(1)	(3)	(4)

Total segment costs and expenses	125	162	113	133	533	118	121	239

Proportional Modified EBITDA of equity-method investments	76	94	81	98	349	97	96	193

Modified EBITDA	185	183	189	196	753	214	216	430
Adjustments	11	22	19	13	65	5	—	5

Adjusted EBITDA	$196	$205	$208	$209	$818	$219	$216	$435

Operating statistics
Gathering and Processing
Gathering volumes (Bcf per day) – Consolidated (2)	3.30	3.06	2.87	3.19	3.10	3.34	3.15	3.25
Gathering volumes (Bcf per day) – Non-consolidated (3)	3.00	3.05	3.10	3.06	3.05	3.21	3.16	3.18
Plant inlet natural gas volumes (Bcf per day) (2)	0.31	0.38	0.38	0.28	0.34	0.31	0.31	0.31
Ethane equity sales (million gallons)	4	11	16	23	54	23	16	39
Non-ethane equity sales (million gallons)	2	3	4	4	13	5	6	11

NGL equity sales (million gallons)	6	14	20	27	67	28	22	50
Ethane production (million gallons)	4	43	52	50	149	55	69	124
Non-ethane production (million gallons)	45	56	61	41	203	41	46	87

NGL production (million gallons)	49	99	113	91	352	96	115	211

(1)	Includes operating expenses, general and administrative expenses, and other income or expenses.

(2)	Excludes volumes associated with equity-method investments that are not consolidated in our results.

(3)	Includes 100% of the volumes associated with operated equity-method investments.

Williams Partners L.P.

Atlantic-Gulf

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Service revenues:
Nonregulated gathering & processing fee-based revenue	$95	$106	$102	$94	$397	$82	$67	$149
Regulated transportation revenue	308	312	328	337	1,285	349	331	680
Other fee revenues	29	29	29	32	119	14	32	46
Product sales:
NGL sales from gas processing	11	7	11	10	39	8	11	19
Marketing sales	87	80	63	64	294	45	75	120
Other sales	—	1	—	—	1	—	—	—
Tracked revenues	49	56	63	42	210	38	39	77

	579	591	596	579	2,345	536	555	1,091
Intrasegment eliminations	—	—	(1)	—	(1)	(1)	(2)	(3)

Total revenues	579	591	595	579	2,344	535	553	1,088

Segment costs and expenses:
NGL cost of goods sold	4	2	3	3	12	3	4	7
Marketing cost of goods sold	87	80	63	63	293	45	74	119
Impairment of long-lived assets	—	—	—	5	5	1	—	1
Other segment costs and expenses (1)	142	131	131	155	559	139	149	288
Tracked costs	49	56	63	42	210	38	39	77
Intrasegment eliminations	—	—	(1)	—	(1)	(1)	(2)	(3)

Total segment costs and expenses	282	269	259	268	1,078	225	264	489

Proportional Modified EBITDA of equity-method investments	38	67	78	74	257	66	68	134

Modified EBITDA	335	389	414	385	1,523	376	357	733
Adjustments	—	—	—	5	5	23	8	31

Adjusted EBITDA	$335	$389	$414	$390	$1,528	$399	$365	$764

Operating statistics

Gathering and Processing
Gathering volumes (Bcf per day)—Consolidated (2)	0.32	0.36	0.35	0.31	0.34	0.30	0.30	0.30
Gathering volumes (Bcf per day)—Non-consolidated (3)	0.34	0.62	0.63	0.59	0.55	0.53	0.54	0.53
Plant inlet natural gas volumes (Bcf per day)—Consolidated (2)	0.69	0.60	0.67	0.68	0.66	0.64	0.60	0.62
Plant inlet natural gas volumes (Bcf per day)—Non-consolidated (3)	0.36	0.62	0.63	0.60	0.55	0.56	0.54	0.55

Consolidated (2)
Ethane margin ($/gallon)	$.04	$(.07)	$.04	$.02	$.03	$.03	$.05	$.05
Non-ethane margin ($/gallon)	$.43	$.49	$.42	$.42	$.43	$.30	$.38	$.34
NGL margin ($/gallon)	$.26	$.41	$.32	$.26	$.30	$.21	$.18	$.19

Ethane equity sales (million gallons)	11	2	7	10	30	8	22	30
Non-ethane equity sales (million gallons)	15	12	17	16	60	16	15	31

NGL equity sales (million gallons)	26	14	24	26	90	24	37	61

Ethane production (million gallons)	38	33	36	46	153	48	66	114
Non-ethane production (million gallons)	94	87	93	86	360	76	76	152

NGL production (million gallons)	132	120	129	132	513	124	142	266

Non-consolidated (3)
NGL equity sales (million gallons)	17	22	21	20	80	20	19	39
NGL production (million gallons)	62	79	81	72	294	65	74	139

Transcontinental Gas Pipe Line
Throughput (Tbtu)	1,005.1	784.9	803.6	779.3	3,372.9	927.2	815.9	1,743.1
Avg. daily transportation volumes (Tbtu)	11.2	8.6	8.7	8.5	9.2	10.2	9.0	9.6
Avg. daily firm reserved capacity (Tbtu)	10.5	11.0	11.5	11.8	11.2	12.0	11.5	11.7

(1)	Includes operating expenses, general and administrative expenses, and other income or expenses.

(2)	Excludes volumes associated with equity-method investments that are not consolidated in our results.

(3)	Includes 100% of the volumes associated with operated equity-method investments.

Williams Partners L.P.

West

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Service revenues:
Nonregulated gathering & processing fee-based revenue	$138	$138	$138	$147	$561	$136	$137	$273
Regulated transportation revenue	116	113	115	118	462	118	112	230
Other fee revenues	8	7	10	7	32	9	6	15
Product sales:
NGL sales from gas processing	48	49	43	47	187	38	54	92
Marketing sales	10	15	15	13	53	11	21	32
Other sales	6	4	4	3	17	3	3	6
Tracked revenues	—	—	—	—	—	—	—	—

	326	326	325	335	1,312	315	333	648
Intrasegment eliminations	—	—	—	—	—	—	—	—

Total revenues	326	326	325	335	1,312	315	333	648

Segment costs and expenses:
NGL cost of goods sold	23	20	20	19	82	18	21	39
Marketing cost of goods sold	10	15	15	13	53	11	21	32
Other cost of goods sold	3	2	3	2	10	2	1	3
Other segment costs and expenses (1)	129	139	118	127	513	127	131	258
Impairment of long-lived assets	—	—	—	97	97	2	1	3
Tracked costs	—	—	—	—	—	—	—	—
Intrasegment eliminations	—	—	—	—	—	—	—	—

Total segment costs and expenses	165	176	156	258	755	160	175	335

Proportional Modified EBITDA of equity-method investments	—	—	—	—	—	—	—	—

Modified EBITDA	161	150	169	77	557	155	158	313
Adjustments	1	—	(8)	98	91	4	—	4

Adjusted EBITDA	$162	$150	$161	$175	$648	$159	$158	$317

Operating statistics

Gathering and Processing
Gathering volumes (Bcf per day)	2.35	2.31	2.31	2.26	2.31	2.18	2.19	2.18
Plant inlet natural gas volumes (Bcf per day)	2.58	2.55	2.49	2.47	2.52	2.51	2.51	2.51

Ethane equity sales (million gallons)	2	4	4	2	12	16	59	75
Non-ethane equity sales (million gallons)	74	76	75	78	303	76	83	159

NGL equity sales (million gallons)	76	80	79	80	315	92	142	234

Ethane margin ($/gallon)	$.39	$.14	$.28	$.40	$.27	$.03	$.00	$.01
Non-ethane margin ($/gallon)	$.34	$.37	$.29	$.35	$.34	$.26	$.39	$.33
NGL margin ($/gallon)	$.34	$.35	$.29	$.35	$.33	$.22	$.23	$.23

Ethane production (million gallons)	33	40	37	30	140	47	94	141
Non-ethane production (million gallons)	239	248	255	253	995	245	252	497

NGL production (million gallons)	272	288	292	283	1,135	292	346	638

Northwest Pipeline LLC
Throughput (Tbtu)	202.7	183.0	177.9	199.2	762.8	205.6	168.0	373.6
Avg. daily transportation volumes (Tbtu)	2.3	2.0	1.9	2.2	2.1	2.3	1.8	2.1
Avg. daily firm reserved capacity (Tbtu)	3.0	3.0	3.0	3.0	3.0	3.0	3.0	3.0

(1)	Includes operating expenses, general and administrative expenses, and other income or expenses.

Williams Partners L.P.

NGL & Petchem Services

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Service revenue:
Nonregulated gathering & processing fee-based revenue	$7	$10	$11	$11	$39	$11	$12	$23
Other fee-based revenues	41	42	47	46	176	47	60	107
Product sales:
NGL sales from gas processing	28	18	19	20	85	17	3	20
Olefin sales	71	162	174	148	555	136	151	287
Marketing sales	378	372	337	341	1,428	285	338	623
Other sales	4	4	1	4	13	2	3	5

	529	608	589	570	2,296	498	567	1,065
Intrasegment eliminations	(54)	(61)	(60)	(61)	(236)	(54)	(50)	(104)

Total revenues	475	547	529	509	2,060	444	517	961

Segment costs and expenses:
NGL cost of goods sold	19	16	14	15	64	12	2	14
Olefins cost of goods sold	62	101	89	77	329	65	77	142
Marketing cost of goods sold	381	376	340	340	1,437	287	344	631
Other cost of goods sold	6	4	2	5	17	4	2	6
Net insurance recoveries – Geismar Incident	—	(126)	—	—	(126)	—	—	—
Impairment of long-lived assets	—	—	—	—	—	—	343	343
Other segment costs and expenses (1)	66	88	71	71	296	94	75	169
Intrasegment eliminations	(54)	(61)	(60)	(61)	(236)	(54)	(50)	(104)

Total segment costs and expenses	480	398	456	447	1,781	408	793	1,201

Proportional Modified EBITDA of equity-method investments	11	9	12	10	42	17	15	32

Modified EBITDA	6	158	85	72	321	53	(261)	(208)
Adjustments	1	(125)	—	—	(124)	4	341	345

Adjusted EBITDA	$7	$33	$85	$72	$197	$57	$80	$137

Operating statistics

Ethane equity sales (million gallons)	36	33	40	34	143	38	5	43
Non-ethane equity sales (million gallons)	39	32	29	41	141	37	5	42

NGL equity sales (million gallons)	75	65	69	75	284	75	10	85
Ethane production (million gallons)	36	33	40	35	144	38	5	43
Non-ethane production (million gallons)	31	27	34	29	121	33	7	40

NGL production (million gallons)	67	60	74	64	265	71	12	83

Petrochemical Services
Geismar ethylene sales volumes (million lbs)	2	213	404	447	1,066	423	391	814
Geismar ethylene margin ($/lb) (2)	$—	$.21	$.16	$.11	$.15	$.13	$.15	$.14
Canadian propylene sales volumes (million lbs)	39	38	44	40	161	33	8	41
Canadian alky feedstock sales volumes (million gallons)	7	6	6	7	26	7	2	9

Overland Pass Pipeline Company LLC (equity investment) – 100%
NGL Transportation volumes (Mbbls)	10,845	13,860	15,075	15,527	55,307	16,814	18,410	35,224

(1)	Includes operating expenses, general and administrative expenses, and other income or expenses.

(2)	Ethylene margin and ethylene margin per pound are calculated using financial results determined in accordance with GAAP, which include realized ethylene sales prices and ethylene COGS. Realized sales and COGS per unit metrics may vary from publicly quoted market indices or spot prices due to various factors, including, but not limited to, basis differentials, transportation costs, contract provisions, and inventory accounting methods.

Williams Partners L.P.

Capital Expenditures and Investments

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Capital expenditures:
Central	$69	$75	$66	$42	$252	$38	$16	$54
Northeast G&P	179	148	136	116	579	65	53	118
Atlantic-Gulf	361	384	383	376	1,504	294	404	698
West	50	52	47	56	205	20	15	35
NGL & Petchem Services	75	55	59	63	252	46	28	74
Other	1	1	1	—	3	—	2	2

Total*	$735	$715	$692	$653	$2,795	$463	$518	$981

Purchases of businesses (net of cash acquired):
Central	$—	$112	$—	$—	$112	$—	$—	$—

Total	$—	$112	$—	$—	$112	$—	$—	$—

Purchases of investments:
Central	$1	$10	$16	$31	$58	$39	$19	$58
Northeast G&P	59	388	13	30	490	20	37	57
Atlantic-Gulf	20	—	15	—	35	—	—	—
NGL & Petchem Services	3	2	1	5	11	4	3	7

Total	$83	$400	$45	$66	$594	$63	$59	$122

Summary:
Central	$70	$197	$82	$73	$422	$77	$35	$112
Northeast G&P	238	536	149	146	1,069	85	90	175
Atlantic-Gulf	381	384	398	376	1,539	294	404	698
West	50	52	47	56	205	20	15	35
NGL & Petchem Services	78	57	60	68	263	50	31	81
Other	1	1	1	—	3	—	2	2

Total	$818	$1,227	$737	$719	$3,501	$526	$577	$1,103

Capital expenditures incurred, purchases of businesses (net of cash acquired), and purchases of investments:
Increases to property, plant, and equipment	$645	$731	$673	$600	$2,649	$498	$485	$983
Purchases of businesses (net of cash acquired)	—	112	—	—	112	—	—	—
Purchases of investments	83	400	45	66	594	63	59	122

Total	$728	$1,243	$718	$666	$3,355	$561	$544	$1,105

*Increases to property, plant, and equipment	$645	$731	$673	$600	$2,649	$498	$485	$983
Changes in related accounts payable and accrued liabilities	90	(16)	19	53	146	(35)	33	(2)

Capital expenditures	$735	$715	$692	$653	$2,795	$463	$518	$981

Williams Partners L.P.

Reconciliation of Non-GAAP Measures

(UNAUDITED)

(Dollars in billions)		2016 Guidance
Williams Partners L.P.
Reconciliation of GAAP “Net Income (Loss)” to Non-GAAP “Modified EBITDA”, “Adjusted EBITDA”, and “Distributable cash flow”
Net income (loss)		$0.9
Provision (benefit) for income taxes		(0.1)
Interest expense		0.9
Equity (earnings) losses		(0.4)
Impairment of equity-method investments		0.1
Proportional Modified EBITDA of equity-method investments		0.7
Depreciation and amortization expenses and accretion for asset retirement obligations		1.8

Modified EBITDA		3.9

Adjustments:
Severance and related costs	$0.025
Potential rate refunds associated with rate case litigation	0.015
Merger and transition related expenses	0.005
Constitution Pipeline project development costs	0.008
Impairment of certain assets	0.389

Total EBITDA adjustments		0.4

Adjusted EBITDA		4.3
Maintenance capital expenditures (1)		(0.4)
Interest expense (cash portion) (2)		(1.0)
Income attributable to noncontrolling interests, cash taxes and other		(0.1)

Distributable cash flow attributable to Partnership Operations		$2.8

Notes:	(1)	Includes proportionate share of maintenance capital expenditures of equity-method investments.

	(2)	Includes proportionate share of interest expense of equity-method investments.